UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, Kristian Humer joined 4D Molecular Therapeutics, Inc. (the “Company”) as Chief Financial Officer and Principal Financial Officer.

Mr. Humer, age 50, served as the Chief Financial Officer at Foghorn Therapeutics, Inc., a biotechnology company, from April 2024 to November 2025. From July 2021 to September 2023, Mr. Humer served as Chief Financial Officer and Chief Business Officer at Viridian Therapeutics, Inc., a biotechnology company. From January 2010 to July 2021, Mr. Humer served in various roles at Citigroup Global Markets Inc., including most recently as Managing Director in the Healthcare Investment Banking Group from December 2016 to July 2021. Mr. Humer holds an MBA degree from Duke University’s Fuqua School of Business and a BA (Hons) degree in Accounting & Economics from the University of Reading.

In connection with Mr. Humer’s employment by the Company as Chief Financial Officer, the Company entered into an offer letter with Mr. Humer (the “Offer Letter”). The Offer Letter provides for, among other things, (i) an annual base salary of $520,000 per year, (ii) a discretionary annual performance bonus with a target of 40% of base salary, (iii) a stock option to purchase 480,000 shares of the Company’s common stock, and (iv) a sign-on bonus in an aggregate amount of $100,000, payable in two equal installments, with the first installment payable shortly following Mr. Humer’s start date but not deemed earned until the one-year anniversary of its payment date, and the second installment payable following the one-year anniversary of his start date, subject to his continued employment, and not deemed earned until the one-year anniversary of its payment date. The Offer Letter provides for severance benefits on a termination without cause or for good reason equal to nine months of base salary and reimbursement of COBRA premiums for up to nine months. In the event of a termination without cause or for good reason within 12 months after a change in control, the Offer Letter provides for severance benefits equal to 12 months of base salary and reimbursement of COBRA premiums for up to 12 months, and he will also be eligible to receive full vesting acceleration of his outstanding equity awards. The severance benefits are conditioned on Mr. Humer’s execution of a general release agreement with the Company and his compliance with the Company’s Confidential Information and Invention Assignment Agreement.

The Company and Mr. Humer will enter into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-250150), filed with the U.S. Securities and Exchange Commission on December 7, 2020.

There is no arrangement or understanding between Mr. Humer and any other person, pursuant to which he joined as Chief Financial Officer and Principal Financial Officer of the Company. There are no family relationships between Mr. Humer and any director, director nominee or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no current or proposed transactions between Mr. Humer and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date: November 17, 2025	By:	/s/ David Kirn, M.D.
David Kirn, M.D. Chief Executive Officer